                    SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
         Securities Exchange Act of 1934 (Amendment No.   )


    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Boston Acoustics, Inc.
__________________________________________________________________________
 (Name of Registrant as Specified In Its Charter)


__________________________________________________________________________
 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     _____________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:
     _____________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):
     _____________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:
     _____________________________________________________________________

     5)  Total fee paid:
     _____________________________________________________________________


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     _____________________________________________________________________

     2)  Form, Schedule or Registration Statement No.:
     _____________________________________________________________________

     3)  Filing Party:
     _____________________________________________________________________

     4)  Date Filed:
     _____________________________________________________________________

                                                                   July 10, 1995

                             BOSTON ACOUSTICS, INC.
                                  70 BROADWAY
                              LYNNFIELD, MA 01940

Dear Stockholder:

    It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Boston Acoustics, Inc. (the "Company"). The Meeting will be held at the Company on Tuesday, August 15, 1995, at 3:00 p.m.

    The notice of meeting and proxy statement which follow describe the business to be transacted at the Meeting. In addition, we plan to give you a report on the status of the Company's business. Stockholders will have an opportunity to comment and ask questions during the Meeting.

    It is important that your shares be represented at the Meeting, regardless of the number you may hold. Therefore, whether or not you plan to attend, please sign, date and return the proxy card as soon as possible. This will not prevent you from voting your shares in person if you do come to the Meeting.

    I look forward to seeing you on August 15th.

                                          Sincerely yours,
                                          FRANCIS L. REED
                                          CHIEF EXECUTIVE OFFICER

                             BOSTON ACOUSTICS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           AUGUST 15, 1995, 3:00 P.M.

    You are hereby notified that the Annual Meeting of Stockholders of Boston Acoustics, Inc. (the "Company") will be held on August 15, 1995 at 3:00 p.m. at the offices of the Company, 70 Broadway, Lynnfield, Massachusetts, to consider and act upon the following matters:

    1. To fix the number of directors of the Company at five (5) and to elect five (5) directors for the ensuing year.

    2. To ratify the action of the Directors in appointing Arthur Andersen LLP as auditors for the Company.

    3. To act upon such other business as may properly come before the meeting or any adjournment thereof.

    Even if you plan to attend the Meeting personally, please be sure to sign, date and return the enclosed proxy in the enclosed envelope to:

                                 Bank of Boston
                         Shareholders Services Division
                                 P.O. Box 1719
                                Boston, MA 02105

    Only stockholders of record on the books of the Company at the close of business on July 5, 1995 are entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

                                          By order of the Board of Directors,
                                          JOSEPH D.S. HINKLEY,
                                          CLERK

July 10, 1995

IMPORTANT: IN ORDER TO SECURE A QUORUM AND TO AVOID THE EXPENSE OF ADDITIONAL PROXY SOLICITATION, PLEASE VOTE, DATE AND SIGN YOUR PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED EVEN IF YOU PLAN TO ATTEND THE MEETING PERSONALLY. IF YOU DO ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. YOUR COOPERATION IS GREATLY APPRECIATED.

                             BOSTON ACOUSTICS, INC.
                               EXECUTIVE OFFICES
                                  70 BROADWAY
                              LYNNFIELD, MA 01940
                                PROXY STATEMENT

                       SOLICITATION AND VOTING OF PROXIES

    This proxy statement and the accompanying proxy form are being mailed by Boston Acoustics, Inc. (the "Company") to the holders of record of the Company's outstanding shares of Common Stock, $.01 par value ("Common Stock"), commencing on or about July 10, 1995. The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on August 15, 1995 (the "Meeting") and any adjournments thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, and personal interview without additional compensation.

    When a proxy is returned, prior to or at the Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy card. You are urged to specify your choices on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted FOR the election of Directors as set forth in this Proxy Statement, FOR proposal 2 and in the discretion of the proxies as to other matters that may properly come before the Meeting. SENDING IN A PROXY WILL NOT AFFECT A STOCKHOLDER'S RIGHT TO ATTEND THE MEETING AND VOTE IN PERSON. A proxy may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a duly-executed proxy bearing a later date, or by voting in person by ballot at the Meeting. A stockholder's attendance at the Meeting will not by itself revoke a proxy.

                       VOTING SECURITIES AND RECORD DATE

    The Company has one class of Common Stock outstanding. Each share of Common Stock is entitled to one vote. The Board of Directors has fixed July 5, 1995 as the record date for the Meeting. Only holders of record of the Company's Common Stock on the record date are entitled to notice of and to vote at the Meeting. On the record date, there were 4,326,704 shares of Common Stock issued and outstanding.

    The  Company's  By-laws  provide  that   a  quorum  shall  consist  of   the
representation in person or by proxy at the Meeting entitled to vote a majority in interest of the votes that are entitled to be cast at the Meeting.

    The election of directors is by plurality of the votes cast at the Meeting and the ratification of the appointment of Arthur Andersen LLP as the Company's auditors requires a vote of the majority of the Common Stock represented in person or by proxy at the Meeting and voting thereon. With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be excluded entirely from the vote and will have no effect. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals (other than the election of directors) and will be counted as present for purposes of the proposal on which the abstention is noted. Because the proposal to ratify the appointment of Arthur Andersen LLP as the Company's auditor's requires the approval of a majority of the votes properly cast at the Meeting, either in person or by proxy, abstentions will have the effect of a negative vote. Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will be treated as unvoted shares and, accordingly, will not be counted in determining the outcome of any proposal which requires the affirmative vote of a majority of the votes cast.

    The Company's Annual Report to Stockholders, including financial statements for the fiscal year ended March 25, 1995, is being mailed to stockholders of record of the Company concurrently with this proxy statement. The Annual Report is not, however, a part of the proxy soliciting materials.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    One of the purposes of the Meeting is to fix the number of directors of the Company at five (5) and to elect five (5) directors to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the five (5) nominees named below, unless otherwise specified on the proxy card. All of the nominees are currently members of the Board and have consented to be named and to serve if elected. There are no family relationships between any nominees, Directors or executive officers of the Company except that Mr. Reed and Mrs. Reed are married to each other and Paul F. Reed, an executive officer, is their son.

    The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a Director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

    The following are summaries of the background and business experience and descriptions of the principal occupations of the nominees:

    Francis L. Reed (age 62) has been a Director and Treasurer since co-founding the Company in February 1979. He served as President of the Company from its inception until April 1986, when he became Chief Executive Officer. Mr. Reed was formerly a Vice President of Advent Corporation, a manufacturer of loudspeakers and other audio equipment.

    Andrew G. Kotsatos (age 55) has been a Director and Assistant Clerk since co-founding the Company in February 1979. He also served as Executive Vice President of the Company until April 1986, when he became President. Mr. Kotsatos previously held positions with two other audio manufacturers, KLH Research and Development Corporation and Advent Corporation. His last position at Advent was Audio Products Manager and Chief Speaker Designer.

    Fred E. Faulkner, Jr. (age 48) has been a Director of the Company since December 1986. Mr. Faulkner has been employed by the Millipore Corporation, a leader in separation technology, for more than the past nine years. Between 1985 and 1994 he served Millipore as Vice President of Engineering of its Products Division. Since 1994 he has been Vice President of Technical Operations of Millipore's Microelectronics Division.

    John G. Markos (age 68) has been a Director of the Company since August of 1987. Mr. Markos is the President and co-founder of Yell-O-Glow Corporation, a produce distributor.

    Dorothea T. Reed (age 60) has been a Director of the Company since August 1988. Mrs. Reed was Accounting Manager of the Company from June 1979 to December 1986.

                               BOARD OF DIRECTORS

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors met six times during the fiscal year ended March 25, 1995. The Board of Directors has standing Audit and Compensation Committees. The Board has no nominating committee. All of the directors attended 75% or more of the meetings of the Board and of the Board committees on which they served during the fiscal year ended March 25, 1995.

    The Compensation Committee, which was first constituted on May 11, 1993, and currently consists of Mrs. Reed and Messrs. Faulkner and Markos, is responsible for evaluating compensation plans for employees, management and directors, and making recommendations on compensation to the Board. Prior to the creation of the Compensation Committee, all compensation decisions were made by the full Board of Directors, including decisions made prior to May 11, 1993 relative to the compensation reported under the caption "Executive Compensation" elsewhere herein. The Compensation Committee met once during the fiscal year ended March 25, 1995. The Audit Committee, which consists of Mrs. Reed and Messrs. Faulkner and Markos, oversees the accounting and audit functions of the Company, including matters relating to the appointment and activities of the Company's auditors. The Audit Committee met once during the fiscal year ended March 25, 1995.

COMPENSATION OF DIRECTORS

    Each Director who is not an officer of the Company is entitled to an annual fee of $6,000, and an additional annual fee of $1,500 for service on the Audit Committee and an additional annual fee of $1,000 for service on the Compensation Committee on which he or she serves. In fiscal 1995, Mrs. Reed also received the benefit of $5,018 in split dollar insurance premiums paid by the Company with respect to life insurance on her life.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth the amount of Common Stock owned or deemed beneficially owned as determined under the rules of the Securities and Exchange Commission (the "SEC"), directly or indirectly, by each Director, the Chief Executive Officer, the three other executive officers listed in the Summary Compensation Table elsewhere herein and by all Directors and executive officers of the Company and its subsidiaries, as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within sixty days of July 5, 1995. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each individual named has sole voting and investment power with respect to the shares listed as being beneficially owned by such individual.

                                                                                NO. COMMON SHARES
                                                                                  AND NATURE OF
                                                                                   BENEFICIAL          PERCENT OF
                          NAME OF BENEFICIAL OWNER                                  OWNERSHIP         COMMON STOCK
- - -----------------------------------------------------------------------------  -------------------  -----------------
Andrew G. Kotsatos...........................................................         963,344(1)            22.1%
70 Broadway
Lynnfield, MA 01940
Francis L. Reed..............................................................         952,800(2)            21.8
70 Broadway
Lynnfield, MA 01940
Dorothea T. Reed.............................................................         952,800(3)            21.8
32 Apple Hill Lane
Lynnfield, MA 01940
T. Rowe Price Associates, Inc................................................         319,800(4)             7.4
100 East Pratt Street
Baltimore, MD 21202
Moses A. Gabbay..............................................................          38,696(5)            *
Ira S. Friedman..............................................................          11,500(6)            *
John G. Markos...............................................................          23,000(7)            *
Fred E. Faulkner, Jr.........................................................             600(8)            *
All Directors and Executive Officers as a group (11 persons).................       2,022,540(9)            45.7

 *    Indicates less than 1% ownership.
 (1) Includes 242,836 shares owned by Mr. Kotsatos' wife and children as to which beneficial ownership is disclaimed. Also includes 27,520 shares that may be acquired upon exercise of options.
 (2) Includes 245,410 shares owned by Dorothea T. Reed, Mr. Reed's wife and a director, as to which beneficial ownership is disclaimed. Includes 36,480 shares that may be acquired upon exercise of options. Also includes 7,166 shares held jointly with Mr. Reed's wife. See footnote 3 below.
 (3) Includes 663,744 shares of Common Stock and 36,480 shares that may be acquired upon exercise of options, beneficially owned by Francis L. Reed, Mrs. Reed's husband, who is also a director and the CEO, as to which beneficial ownership is disclaimed. Also includes 7,166 shares which are held jointly with Mr. Reed. See footnote 2 above.
 (4) This information is as of June 15, 1995, and is derived from a letter dated June 16, 1995, from Dorothy B. Jones, Assistant Vice President, Compliance Department, T. Rowe Price Associates, Inc. ("Price Associates"). In such letter, Ms. Jones represents that Price Associates has sole voting power for 10,500 shares and sole dispositive power for 319,800 shares. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (5) Includes 5,000 shares as to which Mr. Gabbay shares voting and investment power with his son and 5,000 shares as to which Mr. Gabbay shares voting and investment power with his daughter. Also includes 8,000 shares that may be acquired upon exercise of options.
 (6)  Includes 8,000 shares that may be acquired upon exercise of options.
 (7) Includes 5,000 shares owned by a corporation of which Mr. Markos is a principal stockholder, officer and director and as to which beneficial ownership is disclaimed. Also includes 18,000 shares owned by Mr. Markos' wife as to which beneficial ownership is disclaimed.
 (8) Includes 400 shares owned by Mr. Faulkner's children as to which beneficial ownership is disclaimed.
 (9) Includes 100,000 shares that can be acquired upon the exercise of certain options held by Directors or executive officers of the Company. See footnotes 1-3 and 5-8 above.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Directors, executive officers and persons who own more than 10% of the outstanding shares of Common Stock of the Company to file with the Securities and Exchange Commission and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all Section 16(a) filing requirements were complied with during the fiscal year ended March 25, 1995, except that, through inadvertence, Robert A. Clark, Vice President of Manufacturing, did not timely file his Form 3 in fiscal 1995 and he failed to report 100 shares of Common Stock held by his son on his Form 3. Mr. Clark filed an amendment to Form 3 to report the shares of the Company's Common Stock held by his son, although Mr. Clark disclaims beneficial ownership of such shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following tables and notes present the compensation provided by the Company to its Chief Executive Officer and the Company's most highly-compensated executive officers who earned total compensation of $100,000 or more (four persons, including the Chief Executive Officer), for the last three fiscal years.

                                                                           ANNUAL COMPENSATION
                                                                   -----------------------------------
                                                                                         OTHER ANNUAL     ALL OTHER
                      NAME AND                          FISCAL      SALARY      BONUS    COMPENSATION    COMPENSATION
                 PRINCIPAL POSITION                     YEAR(1)        $          $         ($)(2)            $
- - ----------------------------------------------------  -----------  ---------  ---------  -------------  --------------
Francis L. Reed.....................................        1995     200,200    122,139        8,676        69,018(3)
                                                            1994     200,200     58,075       --             9,606
(Chief Executive Officer & Treasurer)                       1993     200,200     64,081       --             9,635
Andrew G. Kotsatos..................................        1995     170,500     61,394       23,393        33,980(4)
                                                            1994     170,500     49,459       --            33,887
(President and Assistant Clerk)                             1993     170,500     54,574       --            33,905
Moses A. Gabbay.....................................        1995     138,750     29,480       --               146(5)
                                                            1994     128,333     22,727       --              --
(Vice President--Engineering)                               1993     118,750     22,717       --              --
Ira S. Friedman.....................................        1995     124,154     25,817       --               118(6)
                                                            1994     105,289     18,568       --              --
(Vice President--Marketing)                                 1993      95,384     18,261       --              --

 (1)  The Company's fiscal year ends on the last Saturday of March.
 (2)  Reflects car allowances provided by the Company.
 (3) This includes $69,108 paid in premiums for two life insurance policies, each with split dollar arrangements, one covering the life of Mr. Reed and the other covering the survivor of Mr. Reed and his spouse. The Company, Mr. Reed and Mr. Reed's spouse entered into agreements concerning the respective life insurance policies pursuant to which the Company will receive, in the event of the insureds' deaths, an amount equal to the aggregate amount of its premium payments under the respective policies and the beneficiary of the policies will receive the excess.
 (4) This includes $33,802 paid in premiums for two life insurance policies, each with split dollar arrangements, one covering the life of Mr. Kotsatos and the other covering the survivor of Mr. Kotsatos and his spouse. The Company, Mr. Kotsatos and Mr. Kotsatos' spouse entered into agreements concerning the life insurance policies pursuant to which the Company will receive, in the event of the insureds' deaths, an amount equal to the aggregate amount of its premium payments under the respective policies and the beneficiary of the policies will receive the excess. This also includes $178 contributed by the Company under a defined contribution plan established under Section 401(k) of the Internal Revenue Code, as amended (the "Code").
 (5) Reflects Company contributions under a defined contribution plan established under Section 401(k) of the Code.
 (6) Reflects Company contributions under a defined contribution plan established under Section 401(k) of the Code.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The Company granted no stock options to any of the named executive officers of the Company during the fiscal year ended March 25, 1995.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

    The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                                                                             VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                               SHARES           VALUE          OPTIONS AT FY-END (#)           AT FY-END ($)(2)
                              ACQUIRED         REALIZED      -------------------------    -------------------------
          NAME             ON EXERCISE (#)      ($)(1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
- - -------------------------  ---------------  --------------  -----------  ---------------  -----------  -------------
Francis L. Reed..........        --               --            36,480          9,120        286,368        71,592
Andrew G. Kotsatos.......        --               --            27,520          6,880        216,032        54,008
Moses A. Gabbay..........        --               --             8,000         --             70,000        --
Ira S. Friedman..........        18,500          174,250         8,000         --             70,000        --

 (1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired without deducting taxes or commissions paid by employee.
 (2) Value of unexercised options equals fair market value of the shares underlying in-the-money options on March 24, 1995 ($17.75 per share), which was the last trading day of the Company's fiscal year, less exercise price, times the number of options outstanding.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Dorothea T. Reed, a member of the Compensation Committee of the Board of Directors, is married to Francis L. Reed, a Director and executive officer, and is the mother of Paul F. Reed, an executive officer of the Company.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE STOCK PERFORMANCE GRAPH CONTAINED ELSEWHERE HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS NOR SHALL THEY BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                      REPORT OF THE COMPENSATION COMMITTEE

    During the fiscal year ended March 25, 1995, the Compensation Committee of the Board of Directors (the "Committee") was responsible for establishing and administering the compensation policies which govern annual salary, bonuses, and stock-based incentives (currently stock options) for directors and officers.

OVERVIEW

    The Company has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire and retain qualified management. The Company has also provided annual cash incentive bonuses based on the Company's performance during the fiscal year to reward executives for their contributions to the Company's achievements. From time to time the Company has also granted stock options to executives and key employees to keep the management focused on the stockholders' interests. The Committee believes that the Company's past and present executive compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that its executive compensation practices have allowed it to retain key personnel whose contribution has maintained and increased the Company's profitability.

    In fiscal 1995, the Committee determined the compensation for senior executive officers, other than the base salary and bonus of the Chief Executive Officer and the President, based largely on recommendations by the Company's Chief Executive Officer and President. In view of their substantial ownership of the Company's Common Stock, the Chief Executive Officer and President have not, in four of the last five fiscal years, been awarded, or requested, increases in their compensation (for changes in the cost of living or otherwise) to track increases in compensation of executives of comparable companies. The annual base salary compensation of the Chief Executive Officer and the President has, in fact, not increased since fiscal 1990. However, in fiscal 1995, following its annual review of compensation (both annual and long-term) of all of the Company's executives and employees, the Compensation Committee declared an additional bonus to the Chief Executive Officer based on the continued superior performance of the Company and to permit the Chief Executive Officer and his wife to purchase an additional insurance policy on the life of his wife so that in the event of her death her estate will have increased liquidity to meet its tax obligations so as to reduce or eliminate the need to resort to a forced sale of the Company's Common Stock.

    The Compensation Committee expects to continue its annual review of the compensation (both annual and long-term) of all the Company's executives and employees to assure that all of the Company's executives and employees continue to be properly motivated to serve the interests of the Company's stockholders.

EXECUTIVE OFFICER COMPENSATION

    BASE SALARY. Base salary is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity and profitability taking into account the position involved and the level of the executive's experience. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole. Since fiscal year 1994, the base salary for the named executive officers, other than the Chief Executive Officer and the President, increased on average approximately $14,600. The Committee awarded such increases to keep the Company a competitive employer and to allow for increases in the cost of living. As noted above, there have been no increase in the base salary of the Chief Executive Officer or President during the last five fiscal years.

    ANNUAL BONUS COMPENSATION. Over the past five fiscal years, the Company has awarded cash bonuses to its executive officers on a discretionary basis. In determining bonus awards, the Committee considers the financial and nonfinancial achievements of the Company, including the areas of revenue growth, profitability, expansion of the Company's markets and new product introductions.

    Prior to fiscal 1995, the Company maintained relatively even bonus levels for the executive officers named in the Summary Compensation Table, including the Chief Executive Officer and the President. The Committee awarded an additional bonus to the Chief Executive Officer based upon the continued outstanding financial and non-financial achievements of the Company in fiscal 1995. The Committee also increased the cash bonuses of the other executive officers. The Committee believes that the Company's performance, in particular its revenue growth and profitability, and the individual performances of the executive officers, merit such increases. The Committee also believes that bonuses are necessary to keep total compensation of the Company's executives competitive with executive compensation at similarly situated companies. It is expected that bonus compensation will continue to move in parallel with increases in base salary until such time as the Company's financial results, the individual performance of the executive or the job market for key executives, warrants a change in the percentage of total compensation which is comprised of bonuses.

    LONG TERM INCENTIVES. The Committee believes that the long-term incentives awarded by the Company in the last three fiscal years were generally below the levels found at the comparable companies. Currently, stock options are the Company's primary long-term incentive vehicle. Stock option awards have been made from time to time to persons who currently serve as middle and upper level managers, including the Chief Executive Officer and other executive officers named in the Summary Compensation Table. The size of awards has historically been based on position, responsibilities, and individual performance.

    The Committee is aware that the Company's grants of stock options are less frequent and smaller in size than the grants of many comparable companies, but the Board believes that the overall mix of compensation components has been adequate. However, it is expected that the Compensation Committee will continue to monitor this aspect of compensation (along with other key aspects of compensation) to assure that all of the Company's key employees continue to focus on the profitability of the Company and, thus, the interests of the Company's stockholders.

    On January 12, 1995 the Board of Directors authorized the implementation of a defined contribution plan pursuant to the provisions of Section 401(k) of the Internal Revenue Service. On March 1, 1995, the Company established the Boston Acoustics, Inc. 401(k) Retirement Plan (the "Plan"). Pursuant to the Plan, the Company may make matching contributions to the Plan of 25% of participants' contributions, up to 5% of a participant's compensation for the Plan year.

                                          The Compensation Committee
                                          Fred E. Faulkner, Jr.
                                          John G. Markos
                                          Dorothea T. Reed

                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total return of the Company's Common Stock against the cumulative total return on the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) and a Company-selected peer group index that includes: Harmon Industries, Inc., Polk Audio, Inc., and International Jensen, Inc. The peer group index was formed on a weighted average basis based on market capitalizations, adjusted at the end of each year. International Jensen, Inc. became a public company on February 12, 1992, and was accorded no weight in the index for fiscal years 1990 and 1991. Cumulative total return is measured assuming an initial investment of $100 on March 31, 1990 and reinvestment of dividends.

                     COMPARISON OF 5-YEAR CUMULATIVE TOTAL
                      RETURN AMONG BOSTON ACOUSTICS, INC.,
               THE NASDAQ MARKET-US INDEX AND A PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           BOSTON ACOUSTICS   PEER GROUP     NASDAQ STOCK MARKET-US
Mar-90                  100           100                         100
Mar-91                  131            51                         114
Mar-92                  202            90                         146
Mar-93                  194            87                         167
Mar-94                  202           127                         181
Mar-95                  204           170                         201

           PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has appointed Arthur Andersen LLP as auditors of the Company for the fiscal year ending March 30, 1996 and further directed that management submit the selection of auditors for ratification by the stockholders. Arthur Andersen LLP were the Company's auditors for the fiscal year ended March 25, 1995.

    Representatives of Arthur Andersen LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE CHOICE OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

    On April 14, 1995, the Company made a loan to Mr. Kotsatos, a director and executive officer of the Company, to assist him in meeting certain tax obligations. The loan bore an interest rate of 9% per annum. On April 25, 1995, Mr. Kotsatos made a payment of $100,275 to the Company, representing the full amount due in connection with the loan and the largest amount ever outstanding on the loan.

               STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

    Any stockholder proposal intended to be presented for consideration at the Company's 1996 annual meeting of stockholders, scheduled to be held on August
19, 1995, and included in the Company's proxy statement, must submit the proposal to the Company so that it is received at the executive offices of the Company not later than March 22, 1996. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

    As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Meeting of stockholders. It is intended, however, that the persons named as proxies will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the Meeting, as seems to them to be in the best interests of the Company and its stockholders.

P R O X Y

                             BOSTON ACOUSTICS, INC.
     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR
               ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 15, 1995

           The undersigned hereby appoint Francis L. Reed and Andrew G. Kotsatos, and each of them, with full power of substitution, proxies of the undersigned to represent and vote all shares of stock of BOSTON ACOUSTICS, INC. which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of said Corporation, to be held at the Company's offices at 70 Broadway, Lynnfield, Massachusetts on August 15, 1995 at 3:00 P.M., and at any adjournments thereof, as directed below, on all matters coming before said meeting.

           This proxy when properly executed will be voted as directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON ITEM 3.

           The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof.

       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                 SEE REVERSE
                                                                    SIDE

    /X/      PLEASE MARK
             VOTES AS IN
             THIS EXAMPLE.

 1. To fix the number of directors of the Company at five and to elect five directors for the ensuing year.
   NOMINEES: Francis L. Reed, Andrew G. Kotsatos, Fred E. Faulkner, Jr., John
    G. Markos, Dorothea T. Reed.

  FOR / /                              WITHHELD / /

     / /
                      -----------------------------------------------
                          FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

                                         FOR       AGAINST     ABSTAIN
                                         / /         / /         / /
 2. To  ratify  the  action  of  the
    Directors  in  selecting  Arthur
    Andersen LLP as auditors for the
    Company.
 3. To transact such other business as may properly come before the meeting.

  MARK HERE FOR ADDRESS CHANGE AND
            NOTE AT LEFT                 / /       COMMENTS      / /

 NOTE: If shares are       Signature: ----------------------   Date ----------
 registered in more than
 one name, signatures of
 all such persons are
 required. When signing as
 attorney, executor,
 administrator, trustee or
 guardian, please give
 full title as such.

                           Signature: ----------------------   Date ----------